EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2005, appearing in the Annual Report on Form 20-F of WPP Group plc for the year ended December 31, 2004.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
London, England
November 10, 2005